Exhibit 10.55

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), is dated as of November 27, 2013 and effective as of the Effective Time (as defined below), by and among Kellwood Company, LLC, a Delaware limited liability company (“Assignor”), Apparel Holding Corp, a Delaware corporation (“Assignee”), and Jill Granoff (“Executive”).

WHEREAS, Assignor and Assignee have undertaken a corporate restructuring (the “Restructuring”) in anticipation of that certain initial public offering of the common stock of Assignee, pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”);

WHEREAS, prior to the Restructuring, Assignor was a subsidiary of Assignee;

WHEREAS, in connection with the Restructuring and upon the closing of the IPO and subject to the limitations set forth herein, Assignor desires to assign to Assignee all of Assignor’s right, title and interest (including obligations arising thereunder) in that certain Employment Agreement by and between Assignor and the Executive dated as of May 4, 2012, as amended by that certain Amendment to Employment Agreement, dated as of December 30, 2012 (the “Agreement”) and, subject to the limitations set forth herein, Assignee desires to assume all of Assignor’s right, title and interest (including obligations arising thereunder) in the Agreement; and

WHEREAS, Executive consents to such assignment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of the benefits to be derived herefrom, receipt whereof is hereby acknowledged, the parties hereby agree as follows:

1. Assignment. Effective as of the closing of the IPO (the “Effective Time”), Assignor hereby grants, assigns, transfers, conveys, sets over and delivers to Assignee all of Assignor’s right, title and interest, in and to the Agreement. For the avoidance of doubt, the Effective Time shall be after the payment of the Debt Recovery Bonus (as defined in the Agreement) to the Executive pursuant to Section 4(b)(ii) of the Agreement.

2. Assumption by Assignee. Effective as of the Effective Time, Assignee hereby assumes all of Assignor’s obligations under the Agreement, other than any obligation referred to in Section 4(b) of the Agreement, which, for the avoidance of doubt, shall remain an obligation of Assignor.

3. Consent by Executive. Executive hereby consents to the transactions contemplated by this Assignment.

4. Further Assurances. Each party hereto shall, from time to time after the delivery of this Assignment, at any other party’s reasonable request and without further consideration, execute and deliver such further documents or instruments as may be reasonably required to more effectively evidence and confirm the transactions contemplated by this Assignment.

5. Notices. Unless another address is specified in writing, notices, requests, demands and communications to Assignor, Assignee or Executive shall be sent to the addresses indicated below:

if to Assignor:

Kellwood Company, LLC

600 Kellwood Parkway

Chesterfield, MO 63017

Facsimile: 314-576-3388

Attention: General Counsel

Email:       Keith.Grypp@Kellwood.com

if to Assignee:

Apparel Holding Corp.

1441 Broadway – 6th Floor

New York, New York 10018

Facsimile: 855-640-3896

Attention: General Counsel

Email:       jdubiner@vince.com

if to Executive

At the address (or the facsimile number)

shown in the books and records of the Assignee.

6. Binding Effect. The obligations of this Assignment shall be binding upon and the benefits hereof shall inure to the parties hereto, and their respective successors and assigns. Whenever the words “Executive”, “Assignor” or “Assignee” are used herein, they shall be deemed to include Executive, Assignor and Assignee, respectively, and their respective successors and assigns.

7. Counterparts. This Assignment may be executed and delivered in one or more counterparts, including by facsimile or electronic signature or delivery, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware. In the event a court of competent jurisdiction shall hold or adjudge any term or provision hereof to be unenforceable, then the remainder of the terms and provisions hereof shall be enforced as though the offensive term or provision was not, in the first instance, contained herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement on the day and year first above written.

ASSIGNOR:

KELLWOOD COMPANY, LLC

By:	/s/ Keith A. Grypp
Name:	Keith A. Grypp
Title:	Senior Vice President, Secretary General Counsel

ASSIGNEE:

APPAREL HOLDING CORP.

By:	/s/ Lisa Klinger
Name:	Lisa Klinger
Title:	Chief Financial Officer and Treasurer

EXECUTIVE

By:	/s/ Jill Granoff
Jill Granoff

[Signature Page to Assignment and Assumption Agreement]